EXHIBIT 11.6

Unanimous Written Consent in Lieu of
Meeting of Directors of
iVoice Innovations, Inc.

The undersigned, being all of the members of the Board of Directors of iVoice Innovations, Inc., a New Jersey corporation (the "Company"), do hereby consent to the adoption of the following resolutions taking or authorizing the actions specified therein:

WHEREAS, the Board of Directors wishes to enter into the Promissory Note Exchange Agreement (the “Exchange Agreement”) dated January 6, 2012 by and between Jerome Mahoney (“Mahoney”), an individual with offices at iVoice, Inc., 750 Highway 34, Matawan, NJ 07747 and American Security Resources Corporation, (“ASRC”), a Nevada corporation, with offices at 19 Briar Hollow Lane, Suite 125, Houston, TX 77027 in substantially the form as attached hereto; and

WHEREAS, the Board of Directors wishes to enter into the Preferred Stock Exchange Agreement (the “Exchange Agreement”) dated January 6, 2012 by and between Jerome Mahoney (“Mahoney”), an individual with offices at iVoice, Inc., 750 Highway 34, Matawan, NJ 07747, American Security Resources Corporation, (“ASRC”), a Nevada corporation, with offices at 19 Briar Hollow Lane, Suite 125, Houston, TX 77027, and B Green Innovations, Inc. (“B Green”), a New Jersey corporation, with offices at 750 Highway 34, Matawan, NJ 07747 in substantially the form as attached hereto;

NOW THEREFORE RESOLVED, that the undersigned, constituting 100% of the Board of Directors of iVoice Innovations, Inc., herein authorize the officers of the Company to enter into the Promissory Note Exchange Agreement (the “Exchange Agreement”) dated January 6, 2012 by and between Jerome Mahoney (“Mahoney”), an individual with offices at iVoice, Inc., 750 Highway 34, Matawan, NJ 07747 and American Security Resources Corporation, (“ASRC”), a Nevada corporation, with offices at 19 Briar Hollow Lane, Suite 125, Houston, TX 77027; and

NOW THEREFORE RESOLVED, that the undersigned, constituting 100% of the Board of Directors of iVoice Innovations, Inc., herein authorize the officers of the Company to enter into the Preferred Stock Exchange Agreement (the “Exchange Agreement”) dated January 6, 2012 by and between Jerome Mahoney (“Mahoney”), an individual with offices at iVoice, Inc., 750 Highway 34, Matawan, NJ 07747, American Security Resources Corporation, (“ASRC”), a Nevada corporation, with offices at 19 Briar Hollow Lane, Suite 125, Houston, TX 77027, and B Green Innovations, Inc. (“B Green”), a New Jersey corporation, with offices at 750 Highway 34, Matawan, NJ 07747.

WHEREAS, the present member of the Board of Directors have indicated that he will resign from his position as a member of the Board of Directors; and

NOW THEREFORE RESOLVED, effective upon the resignation of Jerome Mahoney as a member of the Board of Directors, the undersigned, constituting 100% of the Board of Directors of iVoice Innovations, Inc., herein elect the following individuals to serve as members of the Board of Directors until their replacements are elected and duly qualified:

Frank Neukomm
Robert C. Farr
James Twedt

By:	/s/ Jerome Mahoney
Jerome Mahoney

Dated: January 5, 2012		Dated: January 5, 2012

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